Exhibit 10.8

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$[ ],000.00        Palm Springs, California

February [ ], 2006

1.
Obligation. For value received, US DRY CLEANING CORPORATION, a Delaware corporation ("Maker"), hereby unconditionally promises to pay to ____________ (“Payee”), at such place as Payee may from time to time designate in writing to Maker, the principal sum of $ [ ],000.00, plus interest on the unpaid principal balance hereof at the rate of 10% per annum from February [ ], 2006, payable quarterly in arrears, in immediately available funds to the date of which is twelve months from the date hereof (the “Maturity Date”) unless earlier redeemed or converted. This Note is one of a number of Senior Secured Convertible Promissory Notes (collectively, the “Offering Notes”) having substantially identical terms and conditions, in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000). The Offering Notes are issued as senior secured obligations of Maker and rank senior to all of Maker’s other obligations, whether now existing or hereinafter incurred or created.

2.
Payment of Principal and Interest. Unless this Note is converted in accordance with the provisions of Section 8 hereof, principal shall be payable in lawful money of the United States in immediately available funds, without deduction or offset, on the Maturity Date; provided, however, that the Maturity Date may be extended by written notice, made by the holders of no less than 50.1% in interest of the principal amount outstanding under all Offering Notes then outstanding (a “Qualifying Percentage”). Interest shall be calculated on the basis of a 360 day year consisting of twelve 30-day months.

3.
Unpaid Interest Bears Interest. If interest is not paid when due, it shall bear like interest as principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted to be charged under any applicable laws, rules and regulations limiting interest rates.

4.
Late Charge. If any installment of principal or interest is not received within 30 days after the same becomes due and payable, with notice to the Maker and at the option of Payee, Maker shall pay to Payee a "late charge" in the amount of 5% of any such delinquent amount, to cover the extra expense incurred in handling delinquent payments.

5.	Purpose. Maker hereby represents and warrants that the proceeds of the loan evidenced by this Note shall be used solely for business purposes.

6.
Redemption. Maker shall have the right to redeem the Note at any time, without penalty or premium, upon 45 days’ written notice to Payee. Maker shall pay all accrued interest along with the entire principal in immediately available funds at the date of redemption specified in such notice. The Note may be converted to Common Stock at any time prior to the date of redemption in accordance with Section 8.

7.
Limitation on Interest Charged. Notwithstanding any provision herein to the contrary, including the provisions of Paragraph 3, the interest rate charged to and to be paid by Maker hereunder shall not exceed the maximum rate permitted to be charged under any applicable laws, rules and regulations limiting interest rates, it being the express intent of Payee and Maker that this Paragraph 7 shall operate as a "usury savings clause" under California law.

8.
Convertibility of Note. The holder of this Note will have the unilateral right exercisable at any time prior to the Maturity Date of the date of redemption to convert the principal amount of this Note into common stock of Maker at a conversion price of $5.00 per share (with such share price being subject to adjustment for any stock split, stock dividend, or similar event). With thirty (30) days notice by the Maker, the holder of this Note will be entitled to redeem the principal amount of this Note into common stock of Maker at a conversion price of $2.50 per share on a date set by the Maker.

9.
Collateral. The Company will execute a “Grant of Security Interest” in favor of Payee, as agent for all of the holders of Offering Notes, pursuant to which the Offering Notes will become secured by substantially all of the tangible and intangible personal and real property assets (the “Collateral”) of the Company. The Company will also file a UCC-1 financing statement naming the holders of the Offering Notes as “secured parties” thereunder. The foregoing security interests will be senior to all material security interests in the Collateral except for a pre-existing $3,500,000 Senior Note and a working line of credit where the aggregate of these two financial obligations do not exceed $5,000,000. Payee may not take any action with respect to the Collateral without the prior approval of the holders of a Qualifying Percentage. Once this Note has been paid in full, all of the foregoing security interests will be released with respect to the holder hereof.

10.
Notices. Notices provided for herein may be given by delivery personally or by sending them by registered or by certified mail, with postage charged prepaid, to the following mailing addresses, or to any other mailing address of which written notice is given, and notices shall be deemed given upon actual receipt thereof:

If to Payee:	Name:
Address
Address
Telephone:
Telefax:

If to Maker:		Mr. Haddon B. Libby
Chief Financial Officer
US DRY CLEANING CORPORATION
125 E. Tahquitz Canyon, Ste. 203
Palm Springs, CA 92262
	Telephone:	(760) 323-3338 x226
	Telefax:	(760) 323-3390

11.
Assignment. Maker covenants that it shall not assign or transfer its obligation under this Note without prior written consent of Payee, which consent shall not be unreasonably withheld. Maker hereby agrees that Payee may assign its rights under this Note effective only upon notice to the Maker and the surrender of the Note for issuance of a substitute Note in the name of the transferee. No transfer shall be effective until surrender and the entry of the transferee’s name on the books of the Maker.

12.
Default. A default under the Note shall exist if one or more of the following events occur (“Events of Default”): (i) any default by Maker in the payment of any installment when due hereunder or in the performance of Maker's obligations under this Note or any other instrument securing repayment of this Note, (ii) a breach of any representation or warranty contained in this Note or any other instrument securing repayment of this Note, (iii) a filing of any petition by or against Maker in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Maker shall thereafter be adjudicated bankrupt, or such petition be approved by the court, or the court assumes jurisdiction of the subject matter, and such proceedings not be dismissed within 90 days after the institution of the same, or (iv) an assignment by Maker for the benefit of its creditors. Upon an Event of Default, Payee shall be entitled to all remedies available at law or equity and may protect and enforce its rights hereunder by suit in equity or action at law. Holder may also, upon written notice to Maker, declare the entire principal balance of this Note, together with all accrued interest required to be paid immediately due and payable if Maker does not cure said default within 15 days of receipt of such acceleration notice.

13.
Binding on Heirs, Successors and Assigns. Subject to the restrictions on assignment and transfer contained in Paragraph 12, this Note shall be binding on and inure to the benefit of the legal representatives, heirs, successors and assigns of Payee and Maker.

14.
Governing Law; Venue. This Note shall be governed by and construed in accordance with the substantive and procedural laws of the State of California. This Note is entered into and is to be enforced in Los Angeles County, California, and accordingly the only appropriate venue for a dispute under this Note is in the Municipal or Superior Court of California with venue in the County of Los Angeles.

15.
Amendments. Any term of this Note may be amended or waived with the written consent of Maker and the holders of no less than a Qualifying Percentage, as provided in this Note. Payee acknowledges that because this Note may be amended with the consent of a Qualifying Percentage, Payee’s rights hereunder (including, without limitation, Payee’s rights to receive principal and interest as due) may be amended and waived without Payee’s consent.

16.
Partial Invalidity. If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Note shall be deemed valid and enforceable to the extent possible.

17.
Ranking of Notes. All of the Offering Notes shall rank pari passu with all other Offering Notes in right of payment and priority of liens and security interests, regardless of the order of filing of any UCC-1 financing statements.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written at Palm Springs, California.

US DRY CLEANING CORPORTATION, a Delaware corporation

BY:

_____________________________________
Haddon B. Libby
Chief Financial Officer